Exhibit 5.1

[Goodwin Procter LLP Letterhead]

April 21, 2010

Boston Properties, Inc.

800 Boylston Street, Suite 1900

Boston, MA 02199

Re:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

Reference is made to our opinion letter dated November 12, 2008 and included as Exhibit 5.1 to the Registration Statement on Form S-3ASR (the “Registration Statement”) filed on November 12, 2008 by Boston Properties, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement became effective upon filing on November 12, 2008. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on April 21, 2010 by the Company with the Commission pursuant to Rule 424(b) under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to $400,000,000 of shares (the “Shares”) of common stock, $.01 par value per share, of the Company (“Common Stock”) pursuant to Sales Agency Financing Agreements, dated as of April 16, 2010 (collectively, the “Sales Agency Financing Agreements”), among the Company, Boston Properties Limited Partnership, a Delaware limited partnership and the Company’s operating partnership subsidiary (the “Operating Partnership”), and each of BNY Mellon Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated (collectively, the “Sales Agents”). We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Shares, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Certificate of Incorporation, as amended and then in effect (the “Certificate of Incorporation”).

Boston Properties, Inc.

April 21, 2010

For purposes of the opinions expressed below, we refer to the following as the “Future Authorization and Issuance” of the Shares, (a) the authorization by the Company of the issuance of the Shares (the “Authorization”) and (b) the issuance of the Shares in accordance with the Authorization upon the receipt by the Company of the consideration to be paid therefor in accordance with the Authorization.

The opinion expressed below is limited to the Delaware General Corporation Law (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon the Future Authorization and Issuance of the Shares, will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated April 21, 2010 which is incorporated by reference into the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement and Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP

2